UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025
MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1621
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Macy’s, Inc. was held virtually on May 16, 2025. The following is a summary of the matters voted on at the meeting:

1.Shareholders approved the election of 13 directors to serve for a one-year term expiring at the 2026 annual meeting of Macy's, Inc. shareholders, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Emilie Arel	181,801,469	5,132,081	651,620	28,820,542
Torrence N. Boone	181,524,936	5,431,450	628,784	28,820,542
Marie Chandoha	165,616,003	21,352,252	616,915	28,820,542
Robert B. Chavez	181,819,260	5,119,214	646,696	28,820,542
Naveen K. Chopra	181,613,147	5,063,211	908,812	28,820,542
Richard Clark	182,242,148	4,843,369	499,653	28,820,542
Deirdre P. Connelly	172,482,069	14,490,946	612,155	28,820,542
Jill Granoff	181,924,998	5,050,835	609,337	28,820,542
Richard L. Markee	181,480,535	5,564,456	540,179	28,820,542
Douglas W. Sesler	166,230,863	20,547,917	806,390	28,820,542
Tony Spring	174,594,308	12,605,083	385,779	28,820,542
Paul C. Varga	173,079,288	13,986,924	518,958	28,820,542
Tracey Zhen	181,916,012	5,033,950	635,208	28,820,542

2.Shareholders ratified the appointment of KPMG LLP as Macy's, Inc.’s independent registered public accounting firm for the fiscal year ending January 31, 2026, as follows:

FOR	AGAINST	ABSTAIN
204,965,234	10,704,727	735,751

3.Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
165,972,672	20,847,611	764,887	28,820,542

MACY'S, INC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 20, 2025	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary